Exhibit 5.1

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092

tel 212-259-8000
fax 212-259-6333
February 5, 2009
Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Tower Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of [•] shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share, to be issued upon the exercise of options granted pursuant to the CastlePoint Holdings, Ltd. (“CastlePoint”) 2006 Long-Term Equity Compensation Plan, as amended (the “Plan”). The Company has assumed the options granted pursuant to the Plan in accordance with the terms and conditions of that certain Agreement and Plan of Merger, dated as of August 4, 2008, by and among the Company, Ocean I Corporation and CastlePoint (the “Agreement”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company; (ii) certain resolutions adopted by the Board of Directors of the Company and agreements between the Company and the employees to be used in connection with the Plan and (iii) the Agreement. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.
New York | London multinational partnership | Washington, DC
Albany | Almaty | Austin | Beijing | Boston | Brussels | Charlotte | Chicago | Dubai
Frankfurt | Hartford | Hong Kong | Houston | Jacksonville | Johannesburg (pty) ltd. |
Los Angeles Milan | Moscow | Paris multinational partnership | Riyadh affiliated office | Rome | San Francisco | Silicon Valley | Warsaw

     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid documents, records and instruments and upon statements, representations, certificates and covenants of officers and representatives of the Company and of public officials. We have assumed that such statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.
     Based upon and subject to the foregoing, we are of the opinion that when the Shares have been issued, duly delivered and sold and consideration has been received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ Dewey & LeBoeuf LLP